QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2004

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNIVERSAL COMPRESSION, INC.
(Exact name of registrants as specified in their charters)

Delaware Texas (State or other jurisdiction of incorporation)	001-15843 333-48279 (Commission File Number)	13-3989167 74-1282680 (IRS Employer Identification No.)
4444 Brittmore Road Houston, Texas (Address of principal executive offices)		77041 (Zip Code)

Registrants' telephone number, including area code: (713) 335-7000

N/A
(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

        On November 30, 2004, Weatherford International Ltd., a stockholder of Universal Compression Holdings, Inc. (the "Company"), sold a total of 4,000,000 shares of the Company's common stock at a net price of $35.45 per share. These shares were sold pursuant to an effective registration statement filed by the Company under the Securities Act of 1933. After giving effect to this sale, no shares remain available under this registration statement. Immediately following this sale, Weatherford International Ltd. owned 6,750,000 shares, or approximately 21% of the Company's outstanding common stock.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

UNIVERSAL COMPRESSION HOLDINGS, INC. UNIVERSAL COMPRESSION, INC. (Registrants)
Date: December 2, 2004	By:	/s/ D. BRADLEY CHILDERS D. Bradley Childers Senior Vice President, General Counsel and Secretary

QuickLinks

  Item 8.01 Other Events
SIGNATURES